Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles

BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: December 23, 2013 02:15 PM Pacific Time

Incorporation Number:	BC0300709

Recognition Date: Incorporated on November 21, 1985

NOTICE OF ARTICLES
Name of Company:
GOLDEN QUEEN MINING CO. LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1200 750 WEST PENDER ST	1200 750 WEST PENDER ST
VANCOUVER BC V6C 2T8	VANCOUVER BC V6C 2T8
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
KLINGMANN, H. LUTZ

Mailing Address:	Delivery Address:
6411 IMPERIAL AVE	6411 IMPERIAL AVE
WEST VANCOUVER BC V7W1J5	WEST VANCOUVER BC V7W1J5

Last Name, First Name, Middle Name:
CLAY, THOMAS

Mailing Address:	Delivery Address:
188 OLD STREET ROAD	188 OLD STREET ROAD
PETERBOROUGH NH 03458	PETERBOROUGH NH 03458
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
COATES, BRYAN

Mailing Address:	Delivery Address:
1100, AV. DES CANADIENS-DE-MONTREAL	1100, AV. DES CANADIENSDE-MONTREAL
BUREAU 300	BUREAU 300
MONTREAL QC H3B 2S2	MONTREAL QC H3B 2S2
CANADA	CANADA

Last Name, First Name, Middle Name:
LE BEL, GUY

Mailing Address:	Delivery Address:
405 L'ASSUMPTION	405 L'ASSUMPTION
REPENTIGNY QC J6A 1C3	REPENTIGNY QC J6A 1C3
CANADA	CANADA

Last Name, First Name, Middle Name:
GUARNERA, BERNARD

Mailing Address:	Delivery Address:
#401-9213 LAS MANAITAS AVENUE	#401-9213 LAS MANAITAS AVENUE
LAS VEGAS NV 89144	LAS VEGAS NV 89144
UNITED STATES	UNITED STATES

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

December 17, 2013

AUTHORIZED SHARE STRUCTURE

Page: 2 of 3

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

Page: 3 of 3